Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of GTC Biotherapeutics, Inc. (the “Company”) for the quarterly period ended October 3, 2004, as filed with the Securities and Exchange Commission on the date hereof, (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2004	/s/ Geoffrey F. Cox
Geoffrey F. Cox Chairman of the Board, President Chief Executive Officer

Date: November 10, 2004	/s/ John B. Green
John B. Green Senior Vice President, Chief Financial Officer and Treasurer